UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Bldg. A-7

Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other events

On April 6, 2004, we issued a press release announcing that Jeffrey S. Barocas will be the new Chief Financial Officer of our company, effective as of April 9, 2004.  We also announced that April Green would resign as Chief Financial Officer effective as of April 9, 2004.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 13, 2004, we issued a press release announcing that we had entered into settlement of the class action and derivative lawsuit that were filed against the company in 2003.    We also announced that John Dahl had resigned as our Senior Vice President of Finance.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of The Singing Machine Company, Inc. dated April 6, 2004 – “Jeffrey Barocas Named CFO of The Singing Machine Company”
99.2	Press Release of the Singing Machine Company, Inc. dated April 13, 2004 – The Singing Machine Company Announces Settlement of Class Action and Derivative Lawsuits”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: April 13, 2004	By:	/s/ Jeff Barocas
Jeff Barocas Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
99.1	Press Release of The Singing Machine Company, Inc. dated April 6, 2004 – “Jeffrey Barocas Named CFO of The Singing Machine Company”
99.2	Press Release of the Singing Machine Company, Inc. dated April 13, 2004 – The Singing Machine Company Announces Settlement of Class Action and Derivative Lawsuits”